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                                                                   Exhibit 3.230

VERMONT SECRETARY OF STATE
Location: 81 River Street Mail: 109 State Street
Montpelier, VT 05609-1104 (802) 828-2386

ARTICLES OF INCORPORATION

Corporate name EmCare of Vermont, Inc.
(the name must end with one of these endings corporation, incorporated, company, limited or an abbrev. thereof)

Name of registered agent National Registered Agents, Inc.
A registered agent is an individual or a domestic or foreign corporation, profit or non-profit, whose business office is identical to the address of the registered office. The registered office must be located in Vermont. A registered agent receives various kinds of legal notices; including service of process for the corporation. A corporation cannot act as its own registered agent.

Address of registered office Peaked Mountain Road, Townshend, VT 05353 (street and box # of place of business) (city) (zip)

Operating year: DEC.31st will be designated as your fiscal year end unless you provide a different date.

Every corporation has perpetual duration, unless otherwise stated Please check the box that applies for your corporation:

[x] General corporation (T.11A) [ ] Professional Corporation (T.11,Ch.3) [ ] Close corporation (T.11A,Ch.20)

Number of shares the corporation is authorized to issue: 1,000

Classes of shares (common/preferred/etc.) & number of shares authorized to issue, in each class: Common / 1,000

One or more classes of shares that together have unlimited voting rights:

One or more classes of shares (which may be the same class with voting rights) that together are entitled to receive the net assets of the corporation upon dissolution.

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CLOSE CORPORATIONS (11A VT Chapter 20)

The provisions of title 11A, other than those set forth in Chapter 20, shall apply to close corporations in the absence of a contrary or inconsistent provision in Chapter 20. A corporation whose status as a close corporation terminates shall immediately become subject to the obligations and rights of a general corporation.

In addition to the other information required herein a close corporation must include the following information in its articles: (1)"this corporation is a close corporation"; (2) that all the corporation's issued and outstanding stock of all classes shall be held by not more than a specified number of persons, not exceeding 35; (3) that each certificate for shares shall conspicuously note the fact that the corporation is a close corporation; (4) provisions, if any, setting forth restrictions on shares transfer; (5) whether dissolution occurs upon the occurrence of a specified event or contingency; (6) whether are limited or whether the corporation will be managed without a board of directors; (7) provide that there shall be no offering of any of its shares for "public offering"; and (8) that all issued and outstanding shares of all classes be represented by certificates.

ANNUAL REPORT: EACH CORPORATION UNDER THIS TITLE IS REQUIRED TO FILE AN ANNUAL REPORT WITHIN 2-1/2 MONTHS OF THE CLOSE OF ITS FISCAL YEAR END. FAILURE TO FILE THIS REPORT WILL RESULT IN TERMINATION OF THE CORPORATE CHARTER. CONTACT THE SECRETARY OF STATE FOR THE ANNUAL REPORT FORM.

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PURPOSE: Every corporation is considered as being organized for the purpose of engaging in any lawful business unless a more limited purpose is set forth in the articles of incorporation. Corporations engaging in businesses that are subject to regulation by certain State agencies may incorporate only if permitted by, and subject to all limitations of the statutes which control these businesses. These corporations include: (1) banks, savings and loan associations, credit unions, and other financial institutions regulated under Title 8; (2) insurance companies regulated under Title 8; (3) public service utilities regulated under Title 30; (4) railroad companies regulated under Title 19; and (5) professional corporations regulated under chapter 3 of Title 11.

State the purpose here.

PROFESSIONAL CORPORATIONS: (11 USA, Chapter 3) Professional corporations must provide the following additional information: the name, address, license number and expiration date of license for each incorporator, officer, director and shareholder. (A certificate from the proper regulating board must be attached)

name, title, license #, expiration date, address

name, title, license #, expiration date, address

name, title, license it, expiration date, address

name, title, license #, expiration date, address

DIRECTORS: Names and addresses of the individuals who will serve as the initial board of directors. A board of directors of a corporation which is not a close corporation dispensing with a board of directors must consist of three or more individuals. If the number of shareholders in any corporation is less than three, the number of directors may be as few as the shareholders. Listing the names of the initial directors is optional.

name and address

name and address

name and address

One or more natural persons of majority age (18) may act as incorporator by signing below.

Signature of incorporator /s/ William F. Miller, III
                          --------------------------
                              William F. Miller, III

Address 1717 Main Street, Suite 5200, Dallas, TX 75201
Signature of incorporator
Address

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In order to develop a data base which highlights trends in Vermont business, the
Department of Economic Development has requested that we include the list below to assist them in determining which most closely reflects your corporation. Your participation will enable them to serve merging businesses more effectively. Please circle the most appropriate category. Completion of this section is voluntary.

1. Agricultural Crops
2. Agricultural Livestock
3. Agricultural Services
4. Forestry
5. Fishing, Hunting, Trapping
6. Metal Mining
7. Coal Mining
8. Oil, Gas extraction
9. Nonmetallic Minerals
10. Building Contractor
11.Heavy Construction
12. Special Trade Contractors
13. Lumber, Wood Products
14. Furniture, Fixtures
15. Stone, Clay, Glass
16. Primary Metal Industry
17. Fabricated Metal
18. Industrial Machinery
19. Electronic Equipment
20. Transportation Equipment
21. Instruments/Related Prod
22. Miscellaneous Mfg.
23. Food, Kindred Products
24. Tobacco Products,
25. Textile Mill Products
26. Apparel, Textile Products
27. Paper, Allied Products
28. Printing, Publishing
29. Chemicals, Allied Products
30. Petroleum & Coal Products
31. Rubber & Misc. Plastic
32. Leather/Leather Products
33. Railroad Transportation
34. Local Passenger Transit
35. Trucking & Warehousing
36. Water Transportation
37. Air Transportation
38. Pipelines,(not natural gas)
39: Transportation Services
40. Communications
41. Electric. Gas & Sanitary
42. Durable Goods/Wholesale
43. Nondurable Goods/Wholesale
44. Building & Garden
45. Gen. Merchandise Store
46. Food Stores
47. Auto Dealers/Stations
48. Apparel & Accessories
49. Furniture/Furnishings
50. Eating/Drinking Places
51. Miscellaneous Retail
52. Depository Institution
53. Nondepository Institution
54. Security/Commodity Broker
55. Insurance Carrier
56. Insurance Agent/Broker
57. Real Estate
58. Holding, Investment Office
59. Hotel, Other Lodging
60. Personal Services
61. Business Services
62. Auto Repair, Services, Parking
63. Miscellaneous Repairs
64. Motion Pictures
65. Amusement/Recreation
66. Health Services
67. Legal Services
68. Educational Services
69. Social Services
70. Museums
71. Membership Organizations
72. Engineering/Mgmt. Services
73. Private Households
74. Services, not elsewhere clsfd

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75.00 FILING FEE MUST BE ATTACHED TO THIS APPLICATION.
THE ARTICLES MUST BE TYPEWRITTEN OR PRINTED AND FILED IN DUPLICATE. UNLESS A DELAYED EFFECTIVE DATE IS SPECIFIED, THE DOCUMENT IS EFFECTIVE ON THE DATE IT IS APPROVED.

ARTICLES OF INCORPORATION
OFFICE OF SECRETARY OF STATE
FILED
fee of $______ has been paid.

                                                                    revised 8/94

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